Exhibit 99.1

Riverbed Technology Reports

27% Year-Over-Year Revenue Growth for First Fiscal Quarter 2010

•	24th consecutive quarter of year-over-year revenue growth

•	$50 million in cash from operations

•	Cumulative customer count exceeds 7,800

SAN FRANCISCO – (BUSINESS WIRE) – Riverbed Technology (NASDAQ:RVBD), the IT performance company, today reported financial results for its first quarter ended March 31, 2010 (Q1’10). Revenues for Q1’10 were $112.4 million, up 27% compared to the first quarter of fiscal year 2009 (Q1’09).

Reporting on a GAAP basis, net income for Q1’10 was $1.1 million, or $0.01 per diluted share. This compares to GAAP net income of $1.0 million, or $0.01 per share, in Q1’09.

Non-GAAP net income for Q1’10 was $14.8 million, or $0.20 per diluted share, as compared to non-GAAP net income for Q1’09 of $9.2 million, or $0.13 per share. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We are pleased with the strong results we generated in the first quarter,” said Jerry M. Kennelly, Riverbed® president and CEO. “We executed well, achieving 27 percent year-over-year revenue growth and a 73 percent increase in non-GAAP operating profit. Product sales increased 24 percent over the prior year led by solid growth in enterprise sales.” Kennelly added, “WAN optimization continues to be a spending priority as organizations consolidate and virtualize their IT infrastructure, while maintaining a focus on cost efficiency.”

Q1’10 Financial Highlights

•	Revenue increased 27% year-over-year

•	Non-GAAP net income increased 61% year-over-year

•	Non-GAAP gross margin increased to 77.1% from 75.7% in Q1’09

•	Non-GAAP operating margin increased to 20.8% from 15.2% in Q1’09

•	Days sales outstanding decreased to 34 days from 44 in Q1’09

•	Deferred revenue increased 17% sequentially to $101 million

•	Cash flow from operations increased to $50 million

•	Cash, short-term and long-term investments grew to $387 million

•	Total assets increased to $561 million

Q1’10 Business Highlights

•

Identified as the WAN optimization controller Advanced Platform worldwide market share leader for Q4’09 and calendar year 2009 based on revenue in the Gartner report, “Market Share: Application Acceleration Equipment, Worldwide, 4Q’09 and 2009” published by Joe Skorupa, Nhat Pham on March 19, 2010.

•

Announced highest marks from TheInfoPro in its “Networking Study Vendor Performance Report Wave 6.” Riverbed received a score of “Excellent” in five categories - strategic vision, technical vision, product quality, product performance and delivery as promised to customers.

•	Implemented a two-tier distribution strategy in North America, with the announcement of Arrow Enterprise Computing Solutions and Avnet Technology Solutions as Riverbed value added distributors (VADs).

•	Introduced the Steelhead® 7050, the largest, most scalable data center to data center box in the market.

•

Launched Cascade® 8.4 to offer the first fully integrated WAN optimization and application performance management solution in the market, enabling organizations to better analyze and accelerate network performance.

•	Became the first WAN optimization vendor to achieve SVVP validation for Windows Server 2008 R2.

Conference Call

Riverbed will host a conference call today, April 22, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its first quarter 2010 results and outlook for the second quarter of 2010. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast for 12 months.

Forward Looking Statements

This press release contains forward-looking statements, including statements related to WAN optimization as an IT spending priority. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed for the year ended December 31, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of our deferred support revenue was reduced by approximately $2.0 million in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and stock-based payroll expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incurred significant expenses in connection with our acquisition of Mazu and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

About Riverbed

Riverbed Technology is the IT performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility — all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ:RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended March 31,
	2010	2009
Revenue:
Product	$74,737	$60,465
Support and services	37,686	27,746

Total revenue	112,423	88,211

Cost of revenue:
Cost of product	16,632	14,405
Cost of support and services	11,234	8,509

Total cost of revenue	27,866	22,914

Gross profit	84,557	65,297

Operating expenses:
Sales and marketing	50,068	40,786
Research and development	18,885	16,038
General and administrative	10,746	8,993
Acquisition-related costs	2,725	1,520

Total operating expenses	82,424	67,337

Operating income (loss)	2,133	(2,040)

Other income, net	115	638

Income (loss) before provision for income taxes	2,248	(1,402)
Provision (benefit) for income taxes	1,165	(2,376)

Net income	$1,083	$974

Net income per share, basic	$0.02	$0.01
Net income per share, diluted	$0.01	$0.01

Shares used in computing basic net income per share	70,569	68,728
Shares used in computing diluted net income per share	74,876	70,041

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended
GAAP to Non-GAAP Reconciliations:	March 31,	December 31,	March 31,

	2010	2009	2009
Reconciliation of Gross Margin:
U.S. GAAP as reported	75.2%	75.4%	74.0%
Adjustments:
Stock-based compensation (1)	1.2%	1.2%	1.3%
Amortization on intangibles (3)	0.7%	0.7%	0.4%

As Adjusted	77.1%	77.3%	75.7%

Reconciliation of Operating Income (Loss):
U.S. GAAP as reported	$2,133	$563	$(2,040)
Adjustments:
Stock-based compensation (1)	15,450	15,787	12,782
Payroll tax on stock-based compensation (2)	424	172	26
Amortization on intangibles (3)	1,195	1,195	526
Acquisition-related costs (credits) (4)	4,156	6,040	1,887
Deferred revenue adjustment (5)	—	313	316

As Adjusted	$23,358	$24,070	$13,497

Reconciliation of Operating Margin:
U.S. GAAP as reported	1.9%	0.5%	-2.3%
Adjustments:
Stock-based compensation (1)	13.7%	13.9%	14.4%
Payroll tax on stock-based compensation (2)	0.4%	0.2%	0.0%
Amortization on intangibles (3)	1.1%	1.1%	0.6%
Acquisition-related costs (credits) (4)	3.7%	5.3%	2.1%
Deferred revenue adjustment (5)	0.0%	0.3%	0.4%

As Adjusted	20.8%	21.3%	15.2%

Reconciliation of Net Income:
U.S. GAAP as reported	$1,083	$932	$974
Adjustments:
Stock-based compensation (1)	15,450	15,787	12,782
Payroll tax on stock-based compensation (2)	424	172	26
Amortization on intangibles (3)	1,195	1,195	526
Acquisition-related costs (credits) (4)	4,156	6,040	1,887
Deferred revenue adjustment (5)	—	313	316
Income tax adjustments (6)	(7,504)	(8,368)	(7,295)

As Adjusted	$14,804	$16,071	$9,216

	Three months ended
GAAP to Non-GAAP Reconciliations:	March 31,	December 31,	March 31,

	2010	2009	2009
Reconciliation of Net Income per share, diluted:
U.S. GAAP as reported	$0.01	$0.01	$0.01
Adjustments:
Stock-based compensation (1)	0.21	0.21	0.17
Amortization on intangibles (3)	0.02	0.02	0.01
Acquisition-related costs (credits) (4)	0.06	0.08	0.03
Deferred revenue adjustment (5)	—	—	0.01
Income tax adjustments (6)	(0.10)	(0.11)	(0.10)

As Adjusted	$0.20	$0.21	$0.13

Non-GAAP Net income per share, basic	$0.21	$0.23	$0.13
Non-GAAP Net income per share, diluted (7)	$0.20	$0.21	$0.13

Shares used in computing basic net income per share	70,569	69,695	68,728
Shares used in computing diluted net income per share (7)	74,876	76,134	71,306

Non-GAAP adjustments:
Support and services revenue	$—	$313	$316
Cost of product	865	863	421
Cost of support and services	1,284	1,257	1,023
Sales and marketing	7,789	8,140	6,338
Research and development	4,750	4,566	3,303
General and administrative	3,812	3,817	2,616
Other acquisition costs (credits)	2,725	4,551	1,520
Provision for income taxes	(7,504)	(8,368)	(7,295)

Total Non-GAAP Adjustments	$13,721	$15,139	$8,242

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	We incurred expenses, such as revaluation of the contingent consideration, in connection with our acquisition, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.
(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under ASC Topic 718 for the periods ended March 31, 2009 and December 31, 2009.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

Unaudited

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$65,840	$67,749
Short-term investments	304,514	257,938
Trade receivables, net	43,020	48,468
Inventory	6,705	9,742
Deferred tax assets	9,725	9,451
Prepaid expenses and other current assets	17,250	16,816

Total current assets	447,054	410,164

Long-term investments	16,993	—
Fixed assets, net	20,960	21,698
Goodwill	11,312	11,312
Intangible assets, net	18,194	19,389
Deferred tax assets, non-current	42,530	38,619
Other assets	3,894	4,097

Total assets	$560,937	$505,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,121	$19,053
Accrued compensation and related benefits	21,806	18,692
Other accrued liabilities	34,766	25,976
Deferred revenue	77,840	64,478

Total current liabilities	153,533	128,199

Deferred revenue, non-current	23,218	21,972
Other long-term liabilities	2,968	2,801

Total long-term liabilities	26,186	24,773

Stockholders’ equity:
Common stock	395,286	367,236
Accumulated deficit	(13,766)	(14,849)
Accumulated other comprehensive loss	(302)	(80)

Total stockholders’ equity	381,218	352,307

Total liabilities and stockholders’ equity	$560,937	$505,279

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Three months ended March 31,
	2010	2009
Operating activities:
Net income	$1,083	$974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,068	2,674
Stock-based compensation	15,450	12,782
Deferred taxes	(4,170)	(3,009)
Excess tax benefit from employee stock plans	(1,486)	(91)
Changes in operating assets and liabilities:
Trade receivables	5,448	6,398
Inventory	3,038	2,440
Prepaid expenses and other assets	(237)	(60)
Accounts payable	1,487	(1,747)
Accrued and other liabilities	4,990	1,626
Acquisition-related contingent consideration	4,156	510
Income taxes payable	2,992	(91)
Deferred revenue	14,608	4,650

Net cash provided by operating activities	50,427	27,056

Investing activities:
Capital expenditures	(2,549)	(2,216)
Purchase of available for sale securities	(116,075)	(107,495)
Proceeds from maturities of available for sale securities	52,468	67,197
Proceeds from sales of available for sale securities	—	5,000
Acquisitions, net of cash acquired	—	(20,469)

Net cash used in investing activities	(66,156)	(57,983)

Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	12,533	1,326
Payments for repurchases of common stock	—	(10,019)
Payment of debt assumed in acquisition	—	(5,004)
Excess tax benefit from employee stock plans	1,486	91

Net cash provided by (used in) financing activities	14,019	(13,606)
Effect of exchange rate changes on cash and cash equivalents	(199)	(114)

Net decrease in cash and cash equivalents	(1,909)	(44,647)
Cash and cash equivalents at beginning of period	67,749	95,378

Cash and cash equivalents at end of period	$65,840	$50,731

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended
	March 31,	December 31,	March 31,

	2010	2009	2009
Revenue by Geography

United States	$58,311	$64,998	$48,304
Europe, Middle East and Africa	31,413	29,971	24,338
Rest of the world	22,699	17,930	15,569

Total revenue	$112,423	$112,899	$88,211

As a percentage of total revenues:
United States	52%	58%	55%
Europe, Middle East and Africa	28%	27%	28%
Rest of the world	20%	15%	17%

Total revenue	100%	100%	100%

Revenue by Sales Channel

Direct	$9,296	$7,278	$7,765
Indirect	103,127	105,621	80,446

Total revenue	$112,423	$112,899	$88,211

As a percentage of total revenues:
Direct	8%	6%	9%
Indirect	92%	94%	91%

Total revenue	100%	100%	100%